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                                                                   Exhibit 10.19

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                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                                 MEDSCAPE, INC.

                                       AND

                 EACH OF THE PERSONS LISTED ON SCHEDULE A HERETO

                             DATED: OCTOBER 31, 1997

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                            STOCK PURCHASE AGREEMENT

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

SECTION 1.       Definitions...............................................-1-

SECTION 2.       Restated and Amended Certificate of Incorporation.........-5-

SECTION 3.       Issuance of Acquired Preferred Shares and Reservation
                 of Reserved Shares........................................-5-

SECTION 4.       Agreement to Sell and Purchase the Acquired Preferred
                 Shares....................................................-5-

SECTION 5.       Delivery of Securities....................................-5-

SECTION 6.       Representations and Warranties of the Corporation.........-5-
      6.1.       Organization..............................................-5-
      6.2.       Equity Investments........................................-6-
      6.3.       Capitalization............................................-6-
      6.4.       Financial Information.....................................-7-
      6.5.       Absence of Undisclosed Liabilities........................-8-
      6.6.       Absence of Changes........................................-8-
      6.7.       Encumbrances; Burdensome Restrictions.....................-8-
      6.8.       Intellectual Property Rights..............................-9-
      6.9.       Litigation................................................-9-
      6.10.      No Defaults..............................................-10-
      6.11.      Labor Agreements and Actions.............................-10-
      6.12.      Compliance...............................................-10-
      6.13.      Authorization of this Agreement and the Stockholders'
                 Agreement, Etc.  ........................................-10-
      6.14.      Authorization of Acquired Preferred Shares and
                 Reserved Shares..........................................-11-
      6.15.      Offerees.................................................-11-
      6.16.      Offering Exemption.......................................-12-
      6.17.      No Governmental Consent or Approval Required.............-12-
      6.18.      Agreements...............................................-12-
      6.19.      Offering of the Acquired Preferred Shares................-13-
      6.20.      Brokers..................................................-13-
      6.21.      Registration Rights......................................-13-
      6.22.      Compliance with ERISA; Benefit Plans.....................-13-
      6.23.      Investment Company Act...................................-14-
      6.24.      Qualified Small Business Stock...........................-14-
      6.25.      Environmental Matters....................................-14-


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      6.26.      Descriptive Memorandum...................................-14-
      6.27.      Employees................................................-14-
      6.28.      Proprietary Information and Inventions Agreements........-15-
      6.29.      Tax Returns and Payments.................................-15-
      6.30.      Full Disclosure..........................................-15-

SECTION 7.       Representations, Warranties and Covenants
                 of each of the Investors.................................-15-

SECTION 8.       Conditions to and Deliveries at Closing..................-17-
      8.1.       Acquired Preferred Shares; Purchase Price................-17-
      8.2.       Corporate Proceedings; Consents, Etc.....................-17-
      8.3.       Restated and Amended Certificate of Incorporation........-17-
      8.4.       Stockholders' Agreement..................................-17-
      8.5.       Opinion of Counsel.  ....................................-17-
      8.6.       Certificate of Secretary.................................-18-
      8.7.       Adverse Proceedings......................................-18-
      8.8.       Board of Directors.......................................-18-

SECTION 9.       Covenants of the Corporation.............................-18-
      9.1.       Access to Records........................................-18-
      9.2.       Financial Reports........................................-19-
      9.3.       Use of Proceeds..........................................-20-
      9.4.       Reserve for Reserved Shares.  ...........................-20-
      9.5.       Qualified Small Business Stock...........................-20-
      9.6.       Directors' Expenses and Grant of Stock Options...........-21-
      9.7.       Key Man Life Insurance...................................-21-

SECTION 10.      Additional Investors.....................................-21-

SECTION 11.      Exchanges; Lost, Stolen or Mutilated Stock Certificates..-21-

SECTION 12.      Survival of Representations, Warranties and
                 Agreements, Etc..........................................-22-

SECTION 13.      Remedies.................................................-22-

SECTION 14.      Expenses.................................................-22-

SECTION 15.      Successors and Assigns; Parties in Interest..............-22-

SECTION 16.      Entire Agreement.........................................-22-

SECTION 17.      Notices..................................................-23-


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SECTION 18.      Changes..................................................-23-

SECTION 19.      Counterparts.............................................-23-

SECTION 20.      Headings.................................................-23-

SECTION 21.      Nouns and Pronouns.......................................-24-

SECTION 22.      Governing Law............................................-24-

SECTION 23.      Severability.............................................-24-

SECTION 24.      Jurisdiction.............................................-24-

SECTION 25.      Broker's Fees............................................-24-

SECTION 26.      Exculpation Among Investors..............................-24-


EXHIBITS

EXHIBIT A        Restated Certificate of Incorporation....................-25-

EXHIBIT B        Bylaws...................................................-27-

EXHIBIT C        Stockholders' Agreement..................................-27-


SCHEDULES

SCHEDULE 6.3     Shares Owned and Options Granted.........................-28-

SCHEDULE 6.5     Liabilities  ............................................-30-

SCHEDULE 6.7     Encumbrances; Burdensome Restrictions....................-32-

SCHEDULE 6.8     Exceptions to Intellectual Property Rights...............-33-

SCHEDULE 6.9     Litigation...............................................-34-

SCHEDULE 6.12    Compliance with Laws.....................................-35-


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SCHEDULE 6.18    Agreements...............................................-36-

SCHEDULE 6.20    Brokers..................................................-38-

SCHEDULE 6.21    Registration Rights......................................-39-


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                            STOCK PURCHASE AGREEMENT

            THIS STOCK PURCHASE AGREEMENT (the "Agreement") made as of this 31st day of October, 1997, by and between MEDSCAPE, INC., a New York corporation (the "Corporation"), having its principal office at 134 West 29th Street, New York, NY 10001-5399, each of the persons listed on Schedule A hereto (each, an "Investor" and collectively, the "Investors"), and any person who becomes a stockholder of the Corporation pursuant to the terms and conditions hereof (the "Additional Investors").

                                   WITNESSETH:

                  WHEREAS, the Corporation is engaged in the business of operating a medical Internet site on the Worldwide Web;

                  WHEREAS, on January 17, 1997, the Corporation entered into three stock purchase agreements, in substantially identical form and substance (collectively, the "January Agreements"), with CSK Venture Capital Co., Ltd., as investment manager for CSK-1(A), CSK-1(B) and CSK-2 (collectively, "CSK"), pursuant to which the Corporation issued and sold, and CSK acquired and purchased, 123,974 shares of the Corporation's Series B Preferred Stock;

                  WHEREAS, the Corporation now intends to issue the Acquired Preferred Shares on the terms contemplated herein (the "Financing");

                  WHEREAS, each Investor desires to purchase that number of Acquired Preferred Shares as set forth opposite its name on Schedule A hereto, subject to the terms and conditions contained herein;

                  NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, receipt of which is mutually acknowledged, the parties hereto agree as follows:

            SECTION 1. Definitions. All capitalized terms used in this Agreement shall have the meanings assigned to them elsewhere in this Agreement or as specified below:

            "Acquired Preferred Shares" shall mean, collectively, the shares of Series C Preferred Stock purchased by the Investors, and the 123,974 shares of Exchanged Preferred Stock to be issued to CSK as a result of the Series B Exchange hereunder.

            "Action" shall have the meaning set forth in Section 6.9 hereof.

            "Board of Directors" shall have the meaning set forth in Section 8.3 hereof.

            "Bylaws" shall mean the Corporation's Restated and Amended Bylaws, a copy of which are attached hereto as Exhibit B.

            "Class A Common Stock" shall mean the Common Stock of the Corporation designated as Class A Common Stock in the Restated Certificate of Incorporation.

            "Class B Common Stock" shall mean the Common Stock of the Corporation designated as Class B Common Stock in the Restated Certificate of Incorporation.

            "Closing" shall mean the closing of the transactions contemplated under this Agreement, which shall take place at the offices of Dechert Price & Rhoads, 30 Rockefeller Plaza, New York, NY 10112, on or before October 31, 1997, or such other place or time as shall be mutually agreed upon by the parties hereto in writing.

            "Commission" shall mean the United States Securities and Exchange Commission.

            "Common Stock" shall mean (a) the Corporation's Class A Common Stock, par value $.01 per share, as authorized on the date of this Agreement,
(b) the Corporation's Class B Common Stock, par value $.01 per value, as authorized on the date of this Agreement, (C) any other capital stock of any class or classes (however designated) of the Corporation, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating distributions after the payment of dividends and distributions on any shares entitled to preference under the Restated Certificate of Incorporation (as the same may be further amended from time to time after the Closing), and (d) any other securities into which or for which any of the securities described in clauses (a), (b) or (C) of this definition may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

            "Descriptive Memorandum" shall have the meaning set forth in Section
6.26 hereof.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended.


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            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

            "Exchanged Preferred Stock" shall mean 123,974 shares of Series C Preferred Stock to be issued to CSK as a result of the Series B Exchange.

            "Intellectual Property Rights" shall mean all industrial and intellectual property rights, including without limitation, Proprietary Information, patents, patent applications, patent rights, mask works, mask work applications, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, certificates of public convenience and necessity, franchises, licenses, trade secrets, proprietary processes and formulae.

            "Interim Balance Sheet" and "Interim Financial Statements" shall have the meanings set forth in Section 6.4(a) hereof.

            "Person" shall mean and include an individual, a corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

            "Proprietary Information" shall mean all customer lists, source and object code, algorithms, architecture, structure, display screens, layouts, processes, inventions, trade secrets, know-how, development tools and other proprietary rights owned by the Corporation pertaining to any product or service manufactured, marketed or sold, or proposed to be manufactured, marketed or sold (as the case may be), by the Corporation or used, employed or exploited in the development, license, sale, marketing or distribution or maintenance thereof, and all documentation and media constituting, describing or relating to the above, including without limitation, manuals, memoranda, know-how, notebooks, records and disclosures.

            "Purchase Price" shall have the meaning set forth in Section 4 hereof.

            "Qualified Public Offering" means the consummation of an offering of equity securities of the Corporation pursuant to an effective registration statement under the Securities Act under which the public offering price per share is not less than $15 per share (as adjusted for any stock split, stock dividend or recapitalization after October 31, 1997) and the aggregate gross proceeds received by the Corporation equals or exceeds $20 million.

            "Register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the


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Securities Act, and the declaration or ordering of effectiveness of such registration statement.

            "Reserved Shares" shall mean the shares of Class A Common Stock reserved for issuance upon conversion of the Acquired Preferred Shares.

            "Restated Certificate of Incorporation" shall mean the Corporation's Restated and Amended Certificate of Incorporation setting forth the designations, rights, preferences and privileges and qualifications, limitations and restrictions of the Series C Preferred Stock, filed in the Office of the Secretary of State of New York on October 27, 1997, a copy of which is attached hereto as Exhibit A.

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

            "Series A Preferred Stock" shall mean the Corporation's authorized and outstanding shares of Series A Convertible Preferred Stock, par value $.01 per share, having the designations, rights, preferences and privileges and qualifications, limitations and restrictions of preferred stock set forth in the Restated Certificate of Incorporation, of which 788,200 shares are outstanding as of the date hereof.

            "Series B Exchange" shall mean the issuance to CSK by the Corporation of the shares of Exchanged Preferred Stock in exchange for the delivery to the Corporation by CSK of 123,974 shares of the Series B Preferred Stock as contemplated hereunder.

            "Series B Preferred Stock" shall mean the Corporation's authorized and outstanding shares of Series B Convertible Preferred Stock, par value $.01 per share, having the designations, rights, preferences and privileges and qualifications, limitations and restrictions set forth in the Restated Certificate of Incorporation, of which 123,974 shares are outstanding as of the date hereof, and all of which shall be exchanged, as of the Closing Date, into shares of Exchanged Preferred Stock as a result of the Series B Exchange.

            "Series C Preferred Stock" shall mean the Corporation's authorized and outstanding shares of Series C Convertible Preferred Stock, par value $.01 per share, having the designations, rights, preferences and privileges and qualifications, limitations and restrictions set forth in the Restated Certificate of Incorporation.

            "Stockholders' Agreement" shall mean the Stockholders' Agreement among the Corporation, the Investors and the stockholders named therein, substantially in the form attached hereto as Exhibit C.


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            SECTION 2. Restated and Amended Certificate of Incorporation. The
Corporation has filed with the Secretary of State of New York the Restated Certificate of Incorporation setting forth the designations, rights, preferences and privileges and the qualifications, limitations and restrictions of the Series C Preferred Stock.

            SECTION 3. Issuance of Acquired Preferred Shares and Reservation of Reserved Shares. Subject to the terms and conditions hereof, the Corporation has authorized the issuance of the Acquired Preferred Shares, and the Corporation has also authorized the reservation of the Reserved Shares, for issuance upon conversion of the Acquired Preferred Shares.

            SECTION 4. Agreement to Sell and Purchase the Acquired Preferred Shares. The Corporation hereby sells to each of the Investors, severally and not jointly, and, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, each of the Investors, severally and not jointly, hereby purchases from the Corporation, that number of Acquired Preferred Shares set forth opposite its name on Schedule A hereto, at a purchase price of $4.60 per share (the "Purchase Price").

            SECTION 5. Delivery of Securities. At the Closing, the Corporation shall issue and deliver to each Investor a stock certificate representing the Acquired Preferred Shares registered in the name of the Investor. Delivery is being made to each Investor against receipt, hereby acknowledged, by the Corporation, of a certified check or checks payable to the order of the Corporation or by wire transfer funds to the account of the Corporation in the amount of the Purchase Price.

            SECTION 6. Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to each of the Investors as follows:

            6.1. Organization. The Corporation (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, (b) has all requisite corporate power and authority to own, lease and operate its properties and assets to carry on its business as presently conducted and to execute, deliver and perform this Agreement and the Stockholders' Agreement, to issue and deliver the Acquired Preferred Shares, to issue and deliver the shares of Exchanged Preferred Stock, to reserve the Reserved Shares for issuance, and to issue and deliver the Reserved Shares upon conversion of the Acquired Preferred Shares, and (c) is duly qualified as a foreign corporation and in good standing to do business in all such jurisdictions, if any, in which the conduct of its business or its ownership, leasing or operation of property or assets requires such qualification, except for those jurisdictions in which failure to so qualify would not have a material adverse effect on the business or assets of the Corporation. Copies of the Corporation's Restated Certificate of


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Incorporation and Bylaws as in effect on the date hereof are respectively attached hereto as Exhibits A and B.

            6.2. Equity Investments. The Corporation has never had, nor does it presently have, any subsidiaries, nor has it owned, nor does it presently own, any capital stock or other proprietary interest or other voting control, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity.

            6.3. Capitalization. The authorized capital stock of the Corporation immediately upon the consummation at the Closing of the transactions contemplated hereby, and giving effect thereto, shall consist of:

                  (a) 1,000,000 shares of Series A Preferred Stock, of which 788,200 shares are validly issued and outstanding and fully paid and nonassessable, except as may otherwise be provided in Section 630 of the New York Business Corporation Law (the "BCL");

                  (b) 1,000,000 shares of Series B Preferred Stock, of which 123,974 shares are validly issued and outstanding and fully paid and nonassessable, except as may otherwise be provided in Section 630 of the BCL, and of which 123,974 shares shall be exchanged for a like number of shares of Exchanged Preferred Stock as of the Closing;

                  (c) 4,000,000 shares of Series C Preferred Stock, of which an aggregate of which 1,478,360 shares have been validly issued to the Investors at the Closing and are outstanding, fully paid upon receipt from each of the Investors of each Purchase Price due therefrom pursuant to
      Section 4 hereof and nonassessable, except as may otherwise be provided in
      Section 630 of the BCL;

                  (d) 6,000,000 shares of Class A Common Stock of which 431,600 shares are validly issued and outstanding and fully paid and nonassessable except as otherwise may be provided in Section 630 of the BCL; and 1,478,360 shares are duly reserved for issuance in connection with the conversion of the Acquired Preferred Shares;

                  (e) 6,000,000 shares of Class B Common Stock, of which (i) 668,991 shares are validly issued and outstanding, and fully paid and nonassessable, except as may otherwise be provided in Section 630 of the BCL; and (ii) 1,372,809 shares are duly reserved for issuance under outstanding and future options.


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Schedule 6.3 attached hereto contains a list of (i) all holders of capital stock of the Corporation, including the number of shares of capital stock of the Corporation held by each such holder, and (ii) all outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which the Corporation is or may become obligated to issue any shares of its Common Stock or other capital stock or other securities of the Corporation, which names all persons entitled to receive such shares or other securities and the shares of Common Stock or other capital stock or other securities required to be issued thereunder. Except as set forth on Schedule 6.3 attached hereto,
(a) there are no preemptive or similar rights to purchase or otherwise acquire shares of Common Stock or other capital stock of the Corporation pursuant to any provision of law, the Restated and Amended Certificate of Incorporation or Bylaws or any agreement to which the Corporation is a party, or otherwise, except as contemplated by this Agreement or the Stockholders' Agreement, and (b) there is no agreement, restriction or encumbrance (such as a right of first refusal, right of first offer, proxy, voting agreement, etc.) with respect to the sale or voting of any shares of Common Stock or other capital stock of the Corporation (whether outstanding or issuable upon conversion or exercise of outstanding securities) except as contemplated by this Agreement and the Stockholders' Agreement.

            6.4. Financial Information.

                  (a) The Corporation has previously delivered to each of the Investors the unaudited balance sheet of the Corporation as of June 30, 1997 (the "Interim Balance Sheet") and the related unaudited statements of operations and statements of income and cash flows for the six months then ended, prepared by the Corporation (collectively with the Interim Balance Sheet, the "Interim Financial Statements") and the audited balance sheet of the Corporation as of December 31, 1996 and the related statement of operations for the nine months then ended as reported on by Deloitte and Touche, LLP (the "1996 Audited Financial Statements").

                  (b) The Interim Financial Statements and the 1996 Audited Financial Statements (together with any notes thereto) referred to in the foregoing clause (a) of this Section 6.4 (i) are correct and complete in all material respects and (ii) are in accordance with the books and records of the Corporation; provided, however, that the Interim Financial Statements are subject to changes resulting from year-end audit adjustments which the Corporation believes will not be material.

            6.5. Absence of Undisclosed Liabilities. Except as listed on
Schedule 6.5 hereof, as of the date of this Agreement, (a) the Corporation had no liability in excess of $25,000 of any nature (matured or unmatured, fixed or contingent) which was not provided for or disclosed on the Interim Balance Sheet, and (b) all liability reserves established by the Corporation were adequate in all material respects. There were no material loss contingencies (as such term is used in the Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) which were not adequately provided for in the 1996 Audited Financial Statements or the Interim Balance Sheet.

            6.6. Absence of Changes. Except as listed on Schedule 6.6 and, with respect to the capitalization, as listed on Schedule 6.3, since June 30, 1997 there has not been (a) any adverse change in the financial condition, results of operations, assets, liabilities or business of the Corporation, taken as a whole, (b) any borrowing or agreement to borrow any funds or any liability or obligation of any nature whatsoever (contingent or otherwise) incurred by the Corporation, other than current liabilities or obligations incurred in the ordinary course of business, (C) any asset or property of the Corporation made subject to a lien of any kind, (d) any waiver of any valuable right of the Corporation, or the cancellation of any debt or claim held by the Corporation,
(e) any payment of dividends on, or other distributions with respect to, or any direct or indirect redemption or acquisition of, any shares of the Common Stock or other capital stock of the Corporation, or any agreement or commitment therefor, (f) any issuance of any stocks, bonds or other securities of the Corporation or options, warrants or rights or agreements or commitments to purchase or issue such securities or grant such options, warrants or rights, (g) any mortgage, pledge, sale, assignment or transfer of any tangible or intangible assets of the Corporation, except with respect to tangible assets in the ordinary course of business, (h) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the assets, property or business of the Corporation, (i) any change in the accounting methods or practices followed by the Corporation or (j) any commitment (contingent or otherwise) to do any of the foregoing.

            6.7. Encumbrances; Burdensome Restrictions. Except as set forth on
Schedule 6.7 attached hereto, the Corporation owns outright all of its property and assets, real, personal or fixed, tangible or intangible, reflected as assets on the Interim Balance Sheet or not so reflected because not required to be reflected, but which are used or useful in the business of the Corporation, or acquired by the Corporation since the date of the Interim Balance Sheet (other than assets disposed of in the ordinary course of business since that date), subject to no mortgages, liens, security interests, pledges, charges or other encumbrances of any kind. The Corporation is not obligated under any contract or agreement or subject to any charter or other corporate restriction which materially adversely affects the Corporation's business, properties, assets, prospects or condition (financial or otherwise).

            6.8. Intellectual Property Rights. Except as set forth on Schedule
6.8 attached hereto:

                  6.8.1. Intellectual Property. To the best of the Corporation's knowledge, there are no material Intellectual Property Rights necessary or required to enable the Corporation to carry on its business as now conducted which are not owned by the Corporation or which the Corporation does not have the legal right to use.

                  6.8.2. Proprietary Information of Third Parties. To the best of its knowledge, the Corporation has not violated or infringed, and is not currently violating or infringing, the material Intellectual Property Rights of any other person or entity. The Corporation has not received any communications alleging that the Corporation (or any of its employees or consultants) has violated or infringed or, by conducting its businesses as presently proposed to be conducted, would violate or infringe, the material Intellectual Property Rights of any other person or entity. The Corporation is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Corporation or that would conflict with the Corporation's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Corporation's business by the employees of the Corporation, nor the conduct of the Corporation's business as proposed, will, to the Corporation's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Corporation does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Corporation, except for inventions, trade secrets or proprietary information that have been assigned to the Corporation.


            6.9. Litigation. Except as set forth on Schedule 6.9 hereof, there is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending (or, to the best of the Corporation's knowledge, currently threatened) against the Corporation, its activities, properties or assets. To the best of the Corporation's knowledge, there is no factual or legal basis for any such Action that might result, individually or in the aggregate, in any material adverse change in the business, properties or financial condition of the Corporation. The Corporation is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by the Corporation currently pending or which the Corporation intends to initiate.

            6.10. No Defaults. The Corporation is not in default (a) under its Restated Certificate of Incorporation or Bylaws, or under any note, indenture, mortgage, lease, purchase or sales order, or any other material contract, agreement or instrument to which it is a party or by which it or any of its property or assets is bound or affected or (b) with respect to any order, writ, injunction, judgment or decree of any court or any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality. To the best of the Corporation's knowledge, there exists no condition, event or act which constitutes, or which after notice, lapse of time or both, would constitute, a default under any of the foregoing.

            6.11. Labor Agreements and Actions. The Corporation is not bound by or subject to any contract, commitment or arrangement with any labor union, and to the Corporation's best knowledge, no labor union has requested, sought or attempted to represent any employees, representatives or agents of the Corporation. There is no strike or other labor dispute involving the Corporation pending nor, to the Corporation's best knowledge, threatened, nor is the Corporation aware of any labor organization activity involving its employees.

            6.12. Compliance. To the best of its knowledge, except as set forth on Schedule 6.12 hereof, the Corporation (a) has complied in all respects with all federal, state, local and foreign laws, ordinances, regulations and orders applicable to its business or the ownership of its property or assets which would have a material adverse effect on the Corporation in the event of a failure so to comply, and the Corporation has not received notice of any claimed default with respect to such laws, ordinances, rules and regulations; and (b) has or has applied for all federal, state, local and foreign governmental licenses and permits necessary or required to enable it to carry on its business as now conducted and as presently proposed to be conducted in any material respect. Such licenses and permits, if issued, are in full force and effect, no violations have been recorded in respect of any such licenses or permits, and no proceeding is pending or, to the best of the Corporation's knowledge, threatened to revoke or limit any thereof. None of the aforesaid licenses and permits shall be affected in any material adverse respect by this Agreement or the Stockholders' Agreement.

            6.13. Authorization of this Agreement and the Stockholders' Agreement, Etc. The execution, delivery and performance by the Corporation of this Agreement and the Stockholders' Agreement have been duly authorized by all requisite corporate action by the Corporation, and each constitutes the valid and binding obligation of the Corporation, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principles of equity. The execution and delivery of this Agreement and the Stockholders' Agreement by the Corporation, the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof by the Corporation, and the issuance, sale and delivery of the Acquired Preferred Shares and the Reserved Shares by the Corporation will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to the Corporation or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, the Restated Certificate of Incorporation or Bylaws, or under any note, indenture, mortgage, lease, purchase or sales order or other material contract, agreement or instrument to which the Corporation is a party or by which it or any of its property or assets is bound or affected, or (c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Corporation.

            6.14. Authorization of Acquired Preferred Shares and Reserved Shares. The designation, issuance, sale and delivery of the Acquired Preferred Shares, and the reservation, issuance, sale and delivery of the Reserved Shares, have been duly authorized by all requisite corporate action of the Corporation, and when issued, sold and delivered in accordance with this Agreement, the Acquired Preferred Shares and Reserved Shares will be validly issued and outstanding, fully paid and nonassessable (except as may be otherwise provided in Section 630 of the BCL), and are not subject to preemptive or any other similar rights of the stockholders of the Corporation or others except as otherwise provided herein or in the Stockholders' Agreement. The designations, powers, preferences and rights and the qualifications, limitations and restrictions of the Acquired Preferred Shares are as stated in the Restated Certificate of Incorporation.

            6.15. Offerees. The Corporation has not offered any Common Stock, or any security or securities similar to the Series C Preferred Stock or the Common Stock, for sale to, or solicited any offers to buy any of the foregoing from, or otherwise approached or negotiated in respect thereof, with any Person or Persons other than a limited number of institutional or other sophisticated investors deemed to be "accredited investors," as such term is defined in Rule 501(a) of Regulation D adopted under the Securities Act, and other than certain employees and directors who were granted stock options and, in any event, all such offerings were exempt from registration under, and in accordance with, the Securities Act and applicable state securities and "blue sky" laws.

            6.16. Offering Exemption. The offering and sale of the Acquired Preferred Shares and the sale of the Reserved Shares upon conversion of the Acquired Preferred Shares are exempt from registration under the Securities Act. The aforesaid offering and sale are also exempt from registration under applicable state securities and "blue sky" laws or will be exempt upon the timely filing of notices with the appropriate states.

            6.17. No Governmental Consent or Approval Required. Except for the filing of any notice subsequent to the Closing that may be required under applicable federal and/or state securities laws (which, if required, shall be filed on a timely basis as may be so required) or consents or approvals which have been obtained, no consent, approval or authorization of, or declaration to, or filing with, any Person (governmental or private) is required for the valid authorization, execution, delivery and performance by the Corporation of this Agreement or the Stockholders' Agreement or for the valid authorization, designation, issuance, sale and delivery of the Acquired Preferred Shares or the Reserved Shares.

            6.18. Agreements. Except as listed on Schedule 6.18, the Corporation is not a party to any written or oral contract not made in the ordinary course of business and, whether or not made in the ordinary course of business, the Corporation is not a party to any written or oral (a) contract with any labor union, (b) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of normal operating requirements, (c) contract for the employment of any officer, individual employee or other person on a full-time basis or any contract with any person on a consulting basis, (d) bonus, pension, profit-sharing, retirement, stock purchase, stock option, hospitalization, medical insurance or similar plan, contract or understanding in effect with respect to employees or any of them or the employees of others, (e) agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or otherwise placing of a lien on any property or assets of the Corporation, (f) guaranty of any obligation for borrowed money or otherwise, (g) lease or agreement under which the Corporation is lessee of or holds or operates any property, real or personal, owned by any other party, (h) lease or agreement under which the Corporation is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Corporation, (i) agreement or other commitment for capital expenditures in excess of $100,000, (j) distributor, dealer, manufacturer's representative or sales agency agreement which is not terminable on less than ninety (90) days' notice without cost or other liability to the Corporation (except for agreements which, in the aggregate, are not material to the business of the Corporation); (k) contract, agreement or commitment under which the Corporation is obligated to pay any broker's fees, finder's fees or any such similar fees, to any third party, (l) contract, agreement or commitment under which the Corporation has issued, or may become obligated to issue, any shares of Common Stock or other capital stock of the Corporation, or any warrants, options, convertible securities or other commitments pursuant to which the Corporation is or may become obligated to issue any shares of its Common Stock or other capital stock, (m) contract, agreement or commitment under which the Corporation is obligated to repurchase or otherwise acquire or retire any shares of its Common Stock or other capital stock, or (n) any other contract, agreement, arrangement or understanding which is material to the operation of the business of the Corporation.

            6.19. Offering of the Acquired Preferred Shares. Neither the Corporation nor any person authorized or employed by the Corporation as agent, broker, dealer or otherwise in connection with the offering or sale of the Acquired Preferred Shares or any security of the Corporation similar to the Acquired Preferred

Shares has offered the Acquired Preferred Shares or any such similar security for sale to, or solicited any offer to buy the Acquired Preferred Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons (other than the issuance of shares of Class A and Class B Common Stock and Preferred Stock in connection with the formation of the Corporation, the Financing and the grant of stock options to employees and others and the exercise of such stock options), and neither the Corporation nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Corporation under circumstances which might require the integration of such security with the Acquired Preferred Shares under the Securities Act or the rules and regulations of the Commission thereunder), in either case so as to subject the offering, issuance or sale of the Acquired Preferred Shares to the registration provisions of the Securities Act.

            6.20. Brokers. Except as provided in Schedule 6.20, neither the Corporation nor any of the Corporation's officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by this Agreement.

            6.21. Registration Rights. Except as contemplated by this Agreement and the Stockholders' Agreement, or as set forth on Schedule 6.21, no Person has any right to cause the Corporation to effect the registration under the Securities Act of any shares of Common Stock or any other securities (including without limitation, debt securities) of the Corporation.

            6.22. Compliance with ERISA; Benefit Plans. The Corporation does not
(a) maintain, and it has never maintained, any employee benefit plan subject to ERISA or (b) contribute to, and has never contributed to, any such employee benefit plan maintained by any other person or entity.

            6.23. Investment Company Act. The Corporation is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940.

            6.24. Qualified Small Business Stock. The Acquired Preferred Shares constitute "qualified small business stock" as defined in Section 1202 (c) of the Code.

            6.25. Environmental Matters. No Hazardous Substances have been used, handled, generated, processed, treated, stored, transported to or from, released, discharged or disposed of by the Corporation or any third party on, about or beneath any real property owned or leased by the Corporation, the result of which would have a material adverse effect on the Corporation. For purposes of this Agreement, the term

"Hazardous Substances" shall mean any substance regulated under any federal, state or local environmental law or regulation.

            6.26. Descriptive Memorandum. The information provided by the Corporation in the Descriptive Memorandum dated June 1997 and the Supplement thereto (collectively, the "Descriptive Memorandum") furnished to each of the Investors has been prepared in good faith by the Corporation and to the best of the knowledge of the Corporation does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading; provided that the Descriptive Memorandum includes certain statements, estimates and projections and other forward looking information which reflects various assumptions made by the Corporation concerning anticipated results which may or may not prove to be correct. No representations or warranties are made as to the accuracy of such statements, estimates and projections and other forward looking information.

            6.27. Employees. To the Corporation's knowledge, no employee of the Corporation, nor any consultant with whom the Corporation has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Corporation because of the nature of the business to be conducted by the Corporation, and to the Corporation's knowledge the continued employment by the Corporation of its present employees, and the performance of the Corporation's contracts with its independent contractors, will not result in any such violation. The Corporation has not received any notice alleging that any such violation has occurred. No employee of the Corporation has been granted the right to continued employment by the Corporation or to any material compensation following termination of employment with the Corporation. The Corporation is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Corporation, nor does the Corporation have a present intention to terminate the employment of any officer, key employee or group of key employees.

            6.28. Proprietary Information and Inventions Agreements. Each former and current employee, officer and consultant of the Corporation has executed a Proprietary Information and Inventions Agreement in the form delivered to the Investors or to their counsel. No current employee, officer or consultant of the Corporation has excluded works or inventions made prior to his or employment with the Corporation from his or her assignment of inventions pursuant to such employee, officer or consultant's Proprietary Information and Inventions Agreement.

            6.29. Tax Returns and Payments. The Corporation has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Corporation's knowledge all other taxes due and payable by the Corporation on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Corporation has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed adjustment to its federal, state or other taxes. The Corporation has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

            6.30. Full Disclosure. This Agreement, the Exhibits hereto, the Stockholders' Agreement, the Descriptive Memorandum and all other documents delivered by the Corporation to Investors or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby taken together, to the Corporation's knowledge, do not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. To the Corporation's knowledge, there are no facts (other than economic, political or other factors of general application) which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Corporation that have not been set forth in the Agreement, the Exhibits hereto, the Stockholders' Agreement or in other documents delivered to Investors or their attorneys or agents in connection herewith.

            SECTION 7. Representations, Warranties and Covenants of each of the Investors. Each of the Investors represents, warrants and covenants, severally and not jointly, to the Corporation that:

                  (a) it has received and reviewed a copy of the Descriptive Memorandum prior to the Closing Date;

                  (b) the execution, delivery and performance of this Agreement and the Stockholders' Agreement have been duly authorized by all requisite action by the Investor and each constitutes the valid and binding obligation of the Investor, enforceable in accordance with its terms; subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

                  (c) it is acquiring the Acquired Preferred Shares and, in the event that it should acquire Reserved Shares upon conversion of the Acquired Preferred Shares, it will be acquiring the Reserved Shares, for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act;

                  (d) it understands that the Acquired Preferred Shares have not been and, except as provided in this Agreement or in the Stockholders' Agreement, the Reserved Shares will not be, registered under the Securities Act, by reason of their issuance by the Corporation in a transaction exempt from the registration requirements of the Securities Act; and that except as provided in this Agreement or in the Stockholders' Agreement, the Acquired Preferred Shares and the Reserved Shares must be held by it indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration;

                  (e) it understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if and when applicable, Rule 144 may only afford the basis for sales in limited amounts;

                  (f) it will not transfer any of the Acquired Preferred Shares or the Reserved Shares except in compliance with the Stockholders' Agreement and applicable law;

                  (g) it has not employed any broker or finder in connection with the transactions contemplated by this Agreement;

                  (h) it has had an opportunity to ask questions of the officers of the Corporation regarding the Corporation's business, management and financial affairs and has received all information as it has deemed necessary or appropriate as a prudent and knowledgeable investor in evaluating the purchase of the Acquired Preferred Shares;

                  (i) it is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act; and

                  (j) to the best of its knowledge, its purchase of the Acquired Preferred Shares will not constitute a violation by the Investor of any rule, law or regulation applicable to it.

            SECTION 8. Conditions to and Deliveries at Closing. At or before the
Closing:

            8.1. Acquired Preferred Shares; Purchase Price. Each Investor shall have received a stock certificate evidencing its ownership of the Acquired Preferred Shares, which Acquired Preferred Shares shall have been duly authorized and issued by the Corporation, and the Corporation shall have received the Purchase Price due from each Investor.

            8.2. Corporate Proceedings; Consents, Etc. All corporate and other proceedings to be taken and all waivers and consents to be obtained in connection with the transactions contemplated by this Agreement and the Stockholders' Agreement shall have been taken or obtained and all documents incident thereto shall be satisfactory in form and substance to the Investor and to its counsel and each of the Investors shall have received all such originals or certified or other copies of such documents it may reasonably have requested.

            8.3. Restated and Amended Certificate of Incorporation. The Board of Directors of the Corporation (the "Board of Directors") shall have duly adopted resolutions in form acceptable to each of the Investors setting forth, among other things, (a) the designations, rights, preferences and privileges and qualifications, limitations and restrictions of the Series C Preferred Stock, and (b) a limitation on the liability of its directors to the fullest extent permitted under New York law, substantially in the form of the Restated Certificate of Incorporation, and such Restated Certificate of Incorporation shall have been filed with and accepted by the Secretary of State of New York and shall have become effective and evidence of the foregoing in form satisfactory to each of the Investors shall have been delivered thereto.

            8.4. Stockholders' Agreement. The Stockholders' Agreement shall have been executed and delivered by the Corporation and such other parties named therein. In addition, the Corporation and such parties shall have complied with all of the terms and conditions of the Stockholders' Agreement, including without limitation, the placement of the legends required to be placed on securities owned by such parties.

            8.5. Opinion of Counsel. An opinion of counsel to the Corporation, in form and substance reasonably satisfactory to the Investors, shall have been executed and delivered to each of the Investors by such counsel.

            8.6. Certificate of Secretary. Each of the Investors shall have received a certificate of the Secretary of the Corporation, dated the date of the Closing, to the effect that (a) attached thereto is a true and complete copy of the Restated Certificate of Incorporation and the Bylaws of the Corporation (as amended through such date) as in effect on the date thereof, (b) attached thereto is a true and complete copy of resolutions adopted by the Board of Directors authorizing the execution, delivery and performance of this Agreement and the Stockholders' Agreement, the issuance of the Acquired Preferred Shares, the reserving of the Reserved Shares for issuance upon conversion of the Acquired Preferred Shares, and certifying that such resolutions are the only resolutions of the Board of Directors with respect to such matters, (c) the Corporation is in good standing in reliance on a good standing certificates from the Secretary of State of New York as of a recent date, and (d) such other matters as may be reasonably requested by each of the Investors.

            8.7. Adverse Proceedings. No suit, action, or other proceeding seeking to restrain, prevent or change the transactions contemplated hereby or in the

Stockholders' Agreement or otherwise questioning the validity or legality of such transactions shall have been threatened or instituted and be pending.

            8.8. Board of Directors. Upon the Closing, the authorized size of the Board of Directors of the Corporation shall be five members and the Board of Directors shall initially consist of Mr. Alan Patricof, Mr. Peter Frishauf, one designee of Media Technology Ventures, L.P. and Media Technology Ventures Entrepreneurs Fund, L.P. (collectively, "MTV"), one designee of the Investors (excluding MTV) and one designee to be nominated by a majority of Mr. Alan Patricof, Mr. Peter Frishauf and the designee of MTV.

            SECTION 9. Covenants of the Corporation.

            So long as the Series C Preferred Stock is outstanding:

            9.1. Access to Records.

            9.1.1. General. The Corporation shall afford to a designated representative of each of the Investors free and full access, at all reasonable times, and with reasonable prior notice, to all of the books, records and properties of the Corporation and to all officers, employees and accountants or auditors of the Corporation for any reasonable purpose whatsoever. Each of the Investors shall maintain the confidentiality of any confidential and Proprietary Information so obtained by it which is not otherwise available from other sources that are free from similar restrictions; provided, however, that the foregoing, shall in no way limit or otherwise restrict the ability of each of the Investors or such authorized representatives to disclose any such information concerning the Corporation which it may be required to disclose (a) to its partners, board members or stockholders, to the extent required to satisfy its fiduciary obligations to such persons, or (b) otherwise pursuant to or as required by law.

            9.1.2. Rights of MTV. So long as it is the beneficial owner of at least 50,000 shares of the Acquired Preferred Shares (as adjusted for any stock splits, dividends, or recapitalizations), a representative from MTV shall have the right, after providing the Corporation with reasonable prior notice, to visit the Corporation's principal offices for meetings with the Corporation's management four (4) times per year, for a period of one (1) day per visit. The Corporation agrees to reimburse MTV for reasonable expenses incurred by it in connection with these visits up to a maximum amount of $10,000 per year.

            9.2. Financial Reports. The Corporation covenants and agrees that so long as an Investor beneficially owns at least five percent (5%) of the Acquired Preferred Shares issued in the Financing (or at least five percent (5%) of the Reserved Shares issuable upon conversion of the Acquired Preferred Shares) it shall furnish to each such Investor the following:

            9.2.1. Monthly Reports. As soon as practicable, and in any case within thirty (30) days after the end of each monthly accounting period, monthly unaudited financial statements (all prepared in accordance with generally accepted accounting principles consistently applied), including (a) an unaudited balance sheet of the Corporation as of the last day of such monthly accounting period, (b) an unaudited statement of income of the Corporation for such monthly accounting period, (c) an unaudited cash flow statement of the Corporation for such monthly accounting period, and (d) unaudited comparisons of the information specified in sub-sections (a), (b) and (c) hereof with (i) the comparable monthly accounting period from the Corporation's prior fiscal year and, to the extent practical, (ii) the annual budget of the Corporation.

            9.2.2. Quarterly Reports. As soon as practicable and in any event within thirty (30) days after the end of each fiscal quarter, an unaudited report on financial and operational highlights of the Corporation regarding the most recent fiscal quarter.

            9.2.3. Annual Reports. As soon as practicable and in any event within 120 days after the end of each fiscal year, a balance sheet as of the end of such fiscal year, a statement of income and a statement of cash flows of the Corporation for such year, setting forth in each case in comparative form the figures from the Corporation's previous fiscal year, all prepared in accordance with generally accepted accounting principles consistently applied and audited by independent auditors engaged by the Corporation.

            9.2.4. Annual Budgets. As soon as practicable and in any event prior to the commencement of each fiscal year, an annual budget of the Corporation for the next succeeding fiscal year.

            9.2.5. Other Information. Promptly, from time to time, until the consummation of a Qualified Public Offering, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Corporation as the Investor reasonably may request.

            9.2.6. Subsidiaries. If for any period the Corporation shall have any subsidiary or subsidiaries whose accounts are consolidated with those of the Corporation, then in respect of such period, the financial statements and other information delivered pursuant to the foregoing Sections 9.2.1, 9.2.2, 9.2.3 and
9.2.4 shall be the consolidated financial statements of the Corporation and all such consolidated subsidiaries. If the accounts of such subsidiary or subsidiaries are not consolidated, the financial statements and other information contemplated by the foregoing Sections 9.2.1, 9.2.2, 9.2.3 and 9.2.4 shall be furnished with respect to such unconsolidated subsidiary or subsidiaries.

            9.3. Use of Proceeds. The net proceeds received by the Corporation from the sale of the Acquired Preferred Shares shall be used by the Corporation for the purchase of equipment, to retire $800,000 of debt currently due and payable by the

Corporation to SCP Communications, Inc. ("SCP"), and for other general and working capital purposes.

            9.4. Reserve for Reserved Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, for the purpose of effecting the conversion of the Acquired Preferred Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Class A Common Stock as shall be sufficient to effect the conversion of the Acquired Preferred Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of the Series C Preferred Shares or otherwise to comply with the terms of this Agreement, the Corporation will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes. The Corporation will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Class A Common Stock upon conversion of the Acquired Preferred Shares.

            9.5. Qualified Small Business Stock. The Corporation shall submit to its stockholders (including each of the Investors) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and any related Treasury Regulations.

            9.6. Directors' Expenses and Grant of Stock Options. Each of the directors shall be entitled to be reimbursed by the Corporation for his reasonable expenses incurred in attending meetings of the Board and in representing the Corporation, and shall be entitled to receive $500 for each Board meeting attended in person. In addition, each director who was not a director of the Corporation prior to the Closing Date shall receive within 90 days following the Closing Date stock options exercisable for 18,000 shares of Class B Common Stock, at an exercise price of not less than $.36 per share, which shall vest on an annual basis over three years from the date of issuance thereof.

            9.7. Key Man Life Insurance. Within ninety (90) days after the Closing Date, the Corporation shall have purchased and obtained a renewable term life insurance policy on the life of the chief executive officer of the Corporation, which such policy shall be in the amount of at least $1,000,000 and shall designate the Corporation as the sole beneficiary thereof.

            SECTION 10. Additional Investors. Notwithstanding any provision to the contrary contained herein or in the Stockholders' Agreement, the Corporation may, in its sole discretion, within ninety (90) days after the date of the Closing, effect the placement of up to 1,100,000 additional shares of Series C Preferred Stock or Common Stock, or warrants to purchase such Series C Preferred Stock or Common

Stock, to Additional Investors. As a condition to any such transaction(s), each Additional Investor shall agree to execute this Agreement and become bound by the terms, conditions and obligations hereof.

            SECTION 11. Exchanges; Lost, Stolen or Mutilated Stock Certificates. Upon surrender by each of the Investors to the Corporation of any certificate representing Acquired Preferred Shares or Reserved Shares purchased or acquired hereunder, the Corporation at its expense shall issue in exchange therefor, and deliver to each such Investor, a new certificate or certificates representing such shares, in such denominations as may be requested by such Investor. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any certificate representing any Acquired Preferred Shares or Reserved Shares purchased or acquired by each of the Investors hereunder, and in case of any such loss, theft or destruction, upon delivery of any indemnity agreement satisfactory to the Corporation, or in case of any such mutilation, upon surrender and cancellation of such certificate, the Corporation at its expense shall issue and deliver to each such Investor a new certificate for such Acquired Preferred Shares or Reserved Shares of like tenor, in lieu of such lost, stolen or mutilated certificate.

            SECTION 12. Survival of Representations, Warranties and Agreements, Etc. All representations and warranties hereunder shall survive the Closing for a period of eighteen (18) months. All agreements contained herein shall survive indefinitely until, by their respective terms, they are no longer operative. No action or claim for damages resulting from breaches of representations and warranties of the Corporation shall be brought or made after the expiration of an eighteen (18) month period from the date hereof, except with respect to any breaches of the representations and warranties of the Corporation made pursuant to Sections 6.8.2 and 6.29 hereof, for which no action or claim for damages shall be brought or made after the expiration of three (3) years from the date hereof.

            SECTION 13. Remedies. In case any one or more of the representations, warranties, covenants and/or agreements set forth in this Agreement shall have been breached by the Corporation, each Investor may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such untruth, inaccuracy or breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.

            SECTION 14. Expenses. The Corporation and each of the Investors agree that each party hereto shall bear their own legal and other expenses with respect to the transactions contemplated hereby, including, without limitation, the preparation of this Agreement and the Stockholders' Agreement; provided, however, that upon the successful completion of the Financing, the Corporation agrees to pay up to $10,000 of legal fees and related costs incurred by Cooley Godward LLP, counsel to certain of the Investors, within sixty (60) days after delivery to the Corporation by such Investors of a written invoice therefor.

            SECTION 15. Successors and Assigns; Parties in Interest. This Agreement shall bind and inure to the benefit of (a) the Corporation, each of the Investors and each other Person who shall become a registered holder of any certificate representing the Acquired Preferred Shares or the Reserved Shares, and (b) the respective successors and assigns of the Corporation, each of the Investors and each such other Person. The rights of each of the Investors in this Agreement are assignable to any registered holder of the Series C Preferred Stock or the Reserved Shares except to the extent such assignees received such stock or shares in a transaction involving a public offering or purchase on a securities exchange.

            SECTION 16. Entire Agreement. This Agreement (as amended from time to time) and the other writings referred to herein or delivered pursuant hereto which form a part hereof (including the Schedules and Exhibits hereto) contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangement or understanding with respect thereto.

            SECTION 17. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by air mail first class registered or certified, return receipt requested, postage prepaid, or by facsimile in any case addressed to the Corporation at the address set forth below, and to each Investor at the address set forth opposite its name on Schedule A hereto or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties:

                        If to the Corporation, to:

                        Medscape, Inc.
                        134 W. 29th Street
                        New York, NY 10001-5399
                        Fax (212) 760-3140

                        Attention: President & CEO

                        with a copy to:

                        Dechert Price & Rhoads
                        30 Rockefeller Plaza
                        New York, NY 10112

                        Attention: Roger Mulvihill

All such notices, advises and communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery and
(b) in the case of mailing, on the third day after the posting thereof.

            SECTION 18. Changes. The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to the written consent of the Corporation and each of the Investors.

            SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

            SECTION 20. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

            SECTION 21. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

            SECTION 22. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws.

            SECTION 23. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 24. Jurisdiction. The parties hereto agree that any suit, action or proceeding instituted against one or more of them with respect to this Agreement (including any exhibits hereto) shall be brought in any federal or state court located in the State of New York. The parties hereto, by the execution and delivery of this Agreement, irrevocably waive any objection or defense to the institution of any action in New York based on improper venue, the convenience of the forum or the jurisdiction of such courts, or from the execution of judgments resulting therefrom, and the parties hereto irrevocably accept and submit to the jurisdiction of the aforesaid courts in any suit, action or proceeding and consent to the service of process by certified mail at the address set forth in Section 17 hereof.

            SECTION 25. Broker's Fees. Except as disclosed by the Corporation on
Schedule 6.20 attached hereto, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fees or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 25 being untrue.

            SECTION 26. Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any person, firm, or corporation, other than the Corporation and its officers and directors, in making its investment or decision to invest in the Corporation. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Acquired Preferred Shares or the Reserve Shares.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf.

                                          MEDSCAPE, INC.


                                          By:/s/ Peter Frishauf
                                             ---------------------------
                                             Name: Peter Frishauf
                                             Title: President

                                  INVESTORS:

CSK VENTURE CAPITAL CO., LTD.
as Investment Manager for
CSK-1(A) Investment Fund


By: /s/ Max Kuroishi
    -------------------------
    Name: Max Kuroishi
    Title: Director

CSK VENTURE CAPITAL CO., LTD.
as Investment Manager for
CSK-1(B) Investment Fund


By: /s/ Max Kuroishi
    -------------------------
    Name: Max Kuroishi
    Title: Director

CSK VENTURE CAPITAL CO., LTD.
as Investment Manager for
CSK-2 Investment Fund


By: /s/ Max Kuroishi
    -------------------------
    Name: Max Kuroishi
    Title: Director

MEDIA TECHNOLOGY VENTURE, L.P.


By: /s/ Barry Weinman
    -------------------------
    Name: Barry Weinman
    Title: General Partner

MEDIA TECHNOLOGY VENTURE
ENTREPRENEURS FUND, L.P.


By: /s/ Barry Weinman
    -------------------------
    Name: Barry Weinman
    Title: General Partner

ROBERT BERNHARD, WILLIAM L. BERNHARD,
FRANK A. WEIL, AND LAWRENCE B.
BUTTENWEISER TRUSTEES U/A DATED
9/3/64 F/B/O ROBERT A. BERNHARD FAMILY

By: /s/ Robert A. Bernhard
    -------------------------
    Name:  Robert A. Bernhard
    Title: Trustee

ROBERT BERNHARD, WILLIAM L. BERNHARD,
JOHN L. LOEB, AND BENJAMIN J.
BUTTENWEISER TRUSTEES U/W/D
DOROTHY L. BERNHARD F/B/O ROBERT A.
BERNHARD ARTICLE 9TH


By: /s/ Robert A. Bernhard
    -------------------------
    Name:  Robert A. Bernhard
    Title: Trustee

THE EXCELSIOR FUND IV


By:
    -------------------------
    Name:
    Title:

WORMSER FRERES


By: /s/ Marcel Wormser
    -------------------------
    Name: Marcel Wormser
    Title: Principal

TOLEDOT INVESTMENTS


By:
    -------------------------
     Name:
     Title:

WORMSER FRERES


By:
    -------------------------
    Name:
    Title:

TOLEDOT INVESTMENTS


By:
    -------------------------
    Name:
    Title:

BE PARTNERS


By: /s/ Jeffrey Benton
    -------------------------
    Name: Jeffrey Benton
    Title: Managing Partner


By: /s/ Robert Lessin
    -------------------------
    Name: Robert Lessin

RHL VENTURES LLC


By:
    -------------------------
    Name:
    Title:

OPPENHEIMER & CO., INC.


By: /s/ Matthew J. Maryles
    -------------------------
    Name: Matthew J. Maryles
    Title: Managing Director


/s/ Richard Linhart
-------------------------
Richard Linhart


/s/ Esther Dyson
-------------------------
Esther Dyson

INVESTORS:

APA EXCELSIOR IV, L.P.

By:    AP EXCELSIOR IV PARTNERS, L.P.,
       its General Partner

By:    PATRICOF & CO. MANGERS, INC.,
       its General Partner


By:    /s/ Patricia M. Cloherty
       -------------------------
Name:  Patricia M. Cloherty
Title: President

APA EXCELSIOR IV/OFFSHORE, L.P.

By:    PATRICOF & CO. VENTURES, INC.
       Its Investment Advisor


By:    /s/ Patricia M. Cloherty
       --------------------------------
Name:  Patricia M. Cloherty
Title: President

PATRICOF PRIVATE INVESTMENT CLUB, L.P.

By:    AP EXCELSIOR IV PARTNERS, L.P.,
       its General Partner

By:    PATRICOF & CO. MANAGERS, INC.,
       its General Partner


By:    /s/ Patricia M. Cloherty
       --------------------------------
Name:  Patricia M. Cloherty
Title: President

/s/ Roger Mulvihill
-----------------------
Roger Mulvihill


/s/ Mary Mulvihill
-----------------------
Mary Mulvihill


/s/ Mark Braunstein
-----------------------
Mark Braunstein, M.D.


/s/ Victor Scaravilli
-----------------------
Victor Scaravilli

                                   SCHEDULE A

================================================================================
                                                         Number of
                                                          Acquired     Purchase
Investor                   Address                         Shares        Price
--------                   -------                         ------        -----
--------------------------------------------------------------------------------
CSK Venture Capital Co.,   7th Floor, Kenchiku-kaikan,     434,783(1) $2,000,000
Ltd.                       5-26-20 Shiba, Minato-ku,
                           Tokyo, 108, Japan
--------------------------------------------------------------------------------
Media Technology           One First Street,               385,150    $1,771,690
Ventures, L.P.             Suite 12
                           Los Altos, CA 94022
--------------------------------------------------------------------------------
Media Technology           One First Street,                49,730    $  228,758
Ventures Entrepreneurs     Suite 12
Fund, L.P.                 Los Altos, CA 94022
--------------------------------------------------------------------------------
Robert Bernhard, William   c/o Bernhard                     32,609    $  150,000
L. Bernhard, Frank A.      Management
Weil, and Lawrence B.      6 East 43rd Street
Buttenweiser, Trustees     28th Floor
U/A Dated 9/3/64 F/B/O     New York, NY 10017
Robert A. Bernhard
Family
--------------------------------------------------------------------------------
Robert Bernhard, William   c/o Bernhard                     32,608    $  150,000
L. Bernhard, John L.       Management
Loeb, and Benjamin J.      6 East 43rd Street
Buttenweiser, Trustees     28th Floor
U/W/D Dorothy L.           New York, NY 10017
Bernhard F/B/O Robert A.
Bernhard Article 9th
--------------------------------------------------------------------------------
Wormser Freres             Banque D'Escompte               108,696    $  500,000
                           13 Blvd. Haussmann
                           75009 Paris, France
--------------------------------------------------------------------------------
Oppenheimer & Co., Inc.    World Financial Center           65,217    $  300,000
                           39th Floor
                           New York, NY 10281
                           Attn: Dave Shotland
--------------------------------------------------------------------------------
RHL Ventures LLC           c/o Robert Lessin                54,348    $  250,000
                           131 South Woodland St.
                           Englewood, NJ 07631
--------------------------------------------------------------------------------

--------
(1) Includes 123,974 shares of Series C Preferred Stock to be issued to CSK as a result of the Series B Exchange.

--------------------------------------------------------------------------------
Victor Scaravilli          c/o Mole Constructors            21,739    $  100,000
                           29100 Hall Street
                           Solon, OH 44139-3090
--------------------------------------------------------------------------------
Richard Linhart            c/o Opus Capital Partners        10,870    $   50,000
                           1776 Broadway
                           18th Floor
                           New York, NY 10019
--------------------------------------------------------------------------------
Roger Mulvihill            c/o Dechert, Price & Rhoads       3,261    $   15,000
                           30 Rockefeller Plaza
                           23rd Floor
                           New York, NY 10112
--------------------------------------------------------------------------------
Mary Mulvihill             c/o Dechert, Price & Rhoads       7,609    $   35,000
                           30 Rockefeller Plaza
                           23rd Floor
                           New York, NY 10112
--------------------------------------------------------------------------------
BE Partners                440 So. LaSalle Street           21,739    $  100,000
                           Suite 1124
                           Chicago, IL 60605
--------------------------------------------------------------------------------
Esther Dyson               c/o EDventure Holdings, Inc.     10,870    $   50,000
                           104 Fifth Avenue
                           20th Floor
                           New York, NY 10011-6901
--------------------------------------------------------------------------------
Mark Braunstein, M.D.      c/o Patient Care Technologies    10,870    $  50,000
                           2 Executive Park West NE
                           Atlanta, GA 30329
--------------------------------------------------------------------------------
APA Excelsior IV, L.P.     c/o Patricof & Co.              181,826    $  836,400
                             Ventures, Inc.
                           445 Park Avenue
                           New York, NY 10022
--------------------------------------------------------------------------------
APA Excelsior IV           c/o Patricof & Co.               32,087    $  147,600
Offshore, L.P.               Ventures, Inc.
                           445 Park Avenue
                           New York, NY 10022
--------------------------------------------------------------------------------
The Patricof Private       c/o Patricof & Co.                3,478    $   15,999
Investment Club              Ventures, Inc.
                           445 Park Avenue
                           New York, NY 10022
================================================================================


                                      -29-